Contacts:	Carl M. Mills QuickLogic Corporation Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Ann McMichael QuickLogic Corporation IR Manager (905) 940-4149 amcmichael@quicklogic.com

                For Immediate Release

QUICKLOGIC ANNOUNCES FIRST QUARTER RESULTS —
REVENUE INCREASES 21% YEAR-ON-YEAR AND COMPANY RETURNS TO PROFITABILITY

SUNNYVALE, Calif.—April 27, 2005 —QuickLogic Corporation (NASDAQ: QUIK), the inventor and pioneer of Embedded Standard Products (ESPs), today announced its financial results for the first quarter ended March 31, 2005.

Revenue for the first quarter of 2005 was $12.5 million, up 21% from revenue of $10.4 million in the first quarter of 2004, and up 13% sequentially as compared to the fourth quarter of 2004. ESP and Advanced ESP products contributed 34% of revenue in the first quarter of 2005.  Under generally accepted accounting principles (GAAP), net income for the first quarter of 2005 was $0.9 million, or $0.03 per share, as compared to a net loss of $1.4 million, or $0.06 per share, in the first quarter of 2004, and as compared to a net loss of $6.0 million, or $0.23 per share, in the fourth quarter of 2004.

The pro forma net income for the first quarter of 2005 was $0.9 million, or $0.03 per share, as compared to a net loss of $1.4 million, or $0.06 per share, in the first quarter of 2004, and as compared to a net loss of $1.3 million, or $0.05 per share, in the fourth quarter of 2004.

QuickLogic reports net income (loss) and net income (loss) per share in accordance with GAAP and additionally on a non-GAAP, or pro forma, basis. Pro forma results, where applicable, exclude write-downs of the Company’s investment in Tower Semiconductor Ltd., the write-off of long-lived assets and long-lived asset impairments. There was no difference between GAAP and pro forma net income (loss) in the first quarter of 2005 or in the first quarter of 2004.

“We are very pleased with 13% sequential revenue growth and particularly our return to profitability in the first quarter,” said Tom Hart, Chairman, President and CEO. “Net bookings in the quarter were at an all time high.  In addition, our new QuickPCI II and Eclipse II FPGAs – the lowest power FPGAs in the industry – continue to build design momentum with our customers and partners.  Our confidence in the revenue potential from these products continues to grow.”

Conference Call

Our conference call is being webcast by CCBN and can be accessed via QuickLogic’s website at www.quicklogic.com. For access to the conference call, please call 1-866-761-0748 or 1-617-614-2706 (international) by 2:20 p.m. Pacific Time on April 27, 2005. You will need to reference the pass code: 92426352.  A recording of the call will be available starting one hour after completion of the call. To access the recording, please call 1-888-286-8010 or 1-617-801-6888 (international). You will need to reference the pass code: 36758781. Both the webcast and the call recording will be archived until May 11th, 2005.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) invented and has pioneered the Embedded Standard Product (ESP) architecture, with the introduction of our first products in 1998.  ESPs are semiconductor devices that deliver the guaranteed performance, lower cost and lower risk of standard products, coupled with the flexibility and time-to-market benefits of programmable logic. QuickLogic’s proprietary ViaLink metal-to-metal interconnect technology offers significant benefits – including very low power at high performance levels – to our customers and is the foundation of our ESP product families, as well as our core FPGA products. Founded in 1988, the Company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP, or pro forma, financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company also uses calculations of (i) non-GAAP net income (loss), which represents net income (loss) excluding the effect of write-downs of the Company’s investment in

Tower Semiconductor Ltd., long-lived asset impairments and the write-off of long-lived assets; and (ii) non-GAAP net income (loss) per share, which represents basic and diluted net income (loss) per share excluding write-downs of the Company’s investment in Tower Semiconductor Ltd., long-lived asset impairments and the write-off of long-lived assets. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry. Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The Company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP net income (loss) to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to design momentum of our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from any such forward-looking statements.  Factors that could cause actual results to differ materially include our ability to introduce and produce new products based on advanced wafer technology on a timely basis; delays in the acceptance of the Company’s ESPs or new products; our ability to convert new design opportunities into customer activity; our ability to replace pASIC1 and pASIC2 revenue, which we expect to decline substantially due to end-of-life purchases of such products; the level of customer design activity; the risk that new orders may not result in revenue in 2005 or thereafter; our ability to adequately market the low power, competitive pricing and short time-to market of our new product families; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; unforeseen changes in product demand or supply; and general economic conditions.  These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ViaLink, pASIC, QuickPCI, QuickRAM, QuickWorks, DeskFAB, and the QuickLogic name and logo are registered trademarks and Eclipse, QuickMIPS, QuickTools, QuickSD, QuickFC, WebASIC, and WebESP are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004	December 31, 2004

Revenue	$12,527	$10,368	$11,079
Cost of revenue	4,888	4,555	5,799
Gross profit	7,639	5,813	5,280

Operating expenses:
Research and development	2,454	3,248	2,539
Selling, general and administrative	4,298	3,909	4,073
Long-lived asset impairment	—	—	3,201
Total operating expenses	6,752	7,157	9,813

Income (loss) from operations	887	(1,344)	(4,533)

Write-down of investment in Tower Semiconductor Ltd.	—	—	(1,532)
Interest expense	(53)	(68)	(56)
Interest income and other, net	80	44	85
Income (loss) before income taxes	914	(1,368)	(6,036)
Provision for income taxes	50	—	—

Net income (loss)	$864	$(1,368)	$(6,036)

Net income (loss) per share:
Basic	$0.03	$(0.06)	$(0.23)
Diluted	$0.03	$(0.06)	$(0.23)

Shares used in per share calculation:
Basic	26,385	24,846	26,086
Diluted	27,413	24,846	26,086

QUICKLOGIC CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004	December 31, 2004

Revenue	$12,527	$10,368	$11,079
Cost of revenue	4,888	4,555	5,799
Gross profit	7,639	5,813	5,280

Operating expenses:
Research and development	2,454	3,248	2,539
Selling, general and administrative	4,298	3,909	4,073
Total operating expenses	6,752	7,157	6,612

Income (loss) from operations	887	(1,344)	(1,332)

Interest expense	(53)	(68)	(56)
Interest income and other, net	80	44	85
Income (loss) before income taxes	914	(1,368)	(1,303)
Provision for income taxes	50	—	—

Net income (loss)	$864	$(1,368)	$(1,303)

Net income (loss) per share:
Basic	$0.03	$(0.06)	$(0.05)
Diluted	$0.03	$(0.06)	$(0.05)

Shares used in per share calculation:
Basic	26,385	24,846	26,086
Diluted	27,413	24,846	26,086

QUICKLOGIC CORPORATION
GAAP AND PRO FORMA NET INCOME (LOSS) RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004	December 31, 2004

GAAP net income (loss)	$864	$(1,368)	$(6,036)
Charges excluded from pro forma net income (loss):
Long-lived asset impairment	—	—	3,201
Write-down of investment in Tower Semiconductor Ltd.	—	—	1,532

Pro forma net income (loss)	$864	$(1,368)	$(1,303)

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2005	December 31, 2004(1)

ASSETS

Current assets:
Cash and cash equivalents	$24,598	$24,914
Short-term investment in Tower Semiconductor Ltd.	1,628	2,022
Accounts receivable, net	5,859	4,786
Inventory	7,476	6,741
Other current assets	1,250	1,506

Total current assets	40,811	39,969

Property and equipment, net	5,138	5,403
Investment in Tower Semiconductor Ltd.	819	1,017
Other assets	4,458	4,552

TOTAL ASSETS	$51,226	$50,941

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$2,000	$2,000
Trade payables	4,379	4,119
Accrued liabilities	2,534	2,511
Deferred income on shipments to distributors	1,813	1,667
Current portion of debt and capital lease obligations	1,853	2,286

Total current liabilities	12,579	12,583

Long-term liabilities:
Debt and capital lease obligations, less current portion	697	1,036
Deferred royalty revenue	1,231	1,156

Total liabilities	14,507	14,775

Stockholders’ equity:
Common stock, at par	26	26
Additional paid-in capital	156,118	155,837
Accumulated other comprehensive loss	(592)	—
Accumulated deficit	(118,833)	(119,697)

Total stockholders’ equity	36,719	36,166

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,226	$50,941

(1)              Derived from the December 31, 2004 audited balance sheet included in the 2004 Annual Report on

                        Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1 2005	Q4 2004	Q1 2004	Q4 2004 to Q1 2005	Q1 2004 to Q1 2005

COMPOSITION OF REVENUE

Revenue by product (1):
Mature products	66%	64%	51%	16%	57%
Embedded standard products	22%	25%	29%	(2)%	(9)%
Advanced embedded standard products	12%	11%	20%	32%	(27)%

Revenue by geography:
North America	51%	46%	55%	25%	13%
Europe	24%	23%	17%	16%	65%
Japan	16%	20%	24%	(7)%	(17)%
Rest of world	9%	11%	4%	(8)%	145%

Revenue by end-customer segment:
Instrumentation and test	54%	52%	49%	17%	33%
Datacom and telecom	17%	19%	25%	5%	(17)%
Military and aerospace systems	14%	11%	12%	35%	41%
Computing	8%	11%	7%	(11)%	46%
Graphics and imaging	7%	7%	7%	9%	17%

(1)                          Mature products include pASIC1, pASIC2 and pASIC3 product families.  Embedded standard products include the QuickRAM, QuickPCI, QuickDSP, QuickFC, and V3 product families. Advanced embedded standard products include our Eclipse, Eclipse II, QuickPCI II and QuickMIPS product families, as well as programming hardware and software.